Exhibit 99.1
STONE ENERGY CORPORATION
Stone Energy to Present at IPAA Symposium and Howard Weil Energy Conference
LAFAYETTE, LA. April 4, 2008
     Stone Energy Corporation (NYSE:SGY) today announced that David H. Welch, the Company’s President and Chief Executive Officer, will be presenting at the IPAA Oil & Gas Investment Symposium in New York at 4:10 p.m. eastern time on Monday, April 7, 2008. Mr. Welch will also be presenting at Howard Weil’s 36th Annual Energy Conference at the Sheraton Hotel in New Orleans at 11:10 a.m. central time on Wednesday, April 9, 2008. The presentation material will be available in the “Event” section of the Company’s website, www.stoneenergy.com, within 24 hours of the presentation.
     Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-237-0410-phone, 337-237-0426-fax or via e-mail at CFO@StoneEnergy.com.